SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-TRANS-LUX CORPORATION
          GAMCO ASSET MANAGEMENT INC.
                       2/13/07              400-            8.1000
                       2/12/07            1,600-            8.1038
			     3/21/07		13,300		 *DI
          GABELLI FUNDS, LLC.
              GABELLI SMALL CAP GROWTH FUND
                       3/21/07            27,265             *DI
              GABELLI ABC FUND
                       3/21/07            3,325              *DI
		  GABELLI MULTIMEDIA TRUST
			     3/21/07		37,240		 *DI
		  GABELLI DIVIDEND & INCOME FUND
			     3/21/07		279,699		 *DI
		  GABELLI CONVERTIBLE FUND
			     3/21/07		345,800		 *DI


(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.

(*) THESE SHARES WERE ACQUIRED AS PART OF AN EXCHANGE OFFER BY THE ISSUER
    IN WHICH CONVERTIBLE NOTES WERE TENDERED FOR THE ISSUER'S
    COMMON STOCK AT THE RATE OF 133 SHARES FOR EACH $1,000 OF CONVERTIBLE NOTES TENDERED.